Exhibit 99.4

OFFER TO EXCHANGE ALL OF THE OUTSTANDING

8% SENIOR SUBORDINATED NOTES DUE 2013

FOR

8% SENIOR SUBORDINATED NOTES DUE 2013

REGISTERED UNDER THE SECURITIES ACT OF 1933

OF

Michael Foods, Inc.

THE EXCHANGE OFFER WILL EXPIRE AT             , NEW YORK CITY TIME, ON                     , 2004, UNLESS EXTENDED BY MICHAEL FOODS, INC. (THE “TIME OF EXPIRATION”)

                    , 2004

To Our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2004, of Michael Foods, Inc. (“Michael Foods”) and a related letter of transmittal, that together constitute Michael Foods’ offer to exchange $1,000 principal amount of its 8% Senior Subordinated Notes due 2013, which have been registered under the Securities Act of 1933, as amended (the “Registered Notes”), for each $1,000 principal amount of its outstanding unregistered 8% Senior Subordinated Notes due 2013 (the “Old Notes”), of which $150,000,000 aggregate principal amount is outstanding.

The materials relating to the exchange offer are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may only be made by us as the registered holder and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to tender any or all of such Old Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal and other material provided herewith before instructing us to tender your Old Notes. The letter of transmittal is furnished to you for your information only and cannot be used by you to exchange Old Notes held by us for your account or benefit.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the exchange offer.

Your attention is directed to the following:

1. The exchange offer will expire at the Time of Expiration. Tendered Old Notes may be withdrawn, subject to the procedures described in the prospectus, at any time prior to the Time of Expiration.

2. Old Notes will be exchanged for the Registered Notes at the rate of $1,000 principal amount of Registered Notes For each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn prior to the Time of Expiration. The form and terms of the Registered Notes are identical in all material respects to the form and terms of the Old Notes, except that the Registered Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

3. The exchange offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions.”

4. Holders will not be obligated to pay any transfer taxes in connection with a tender of their Old Notes for exchange unless a holder instructs the Company to register Registered Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

If you wish to have us tender any or all of your Old Notes, please so instruct us by completing and returning to us the form entitled “Instruction to Registered Holder And/Or Book-Entry Transfer Facility Participant From Beneficial Owner” attached hereto. An envelope in which to return your instructions to us is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Time of Expiration.

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the Old Notes held by us for your account.

INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER

OFFER TO EXCHANGE ALL OF THE OUTSTANDING

8% SENIOR SUBORDINATED NOTES DUE 2013

FOR

8% SENIOR SUBORDINATED NOTES DUE 2013

REGISTERED UNDER THE SECURITIES ACT OF 1933,

OF

Michael Foods, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and the related letter of transmittal (which, as amended from time to time, together constitute the “Offer Documents”), in connection with the exchange offer.

This will instruct you to tender the aggregate principal amount of Old Notes indicated below held by you or for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Old Notes held by you for the account or benefit of the undersigned) upon the terms and subject to the conditions set forth in the Offer Documents.

Aggregate Principal Amount of Old Notes to be Tendered:	SIGN HERE

*

Signature(s)

Please type or print name(s)

Dated: , 2004

Please type or print address

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

* Unless otherwise indicated, it will be assumed that all of the aggregate principal amount of Old Notes held by us for your account is to be tendered.